UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2005

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-50285	61-1437565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Progress Plaza, Suite 2400 St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 214-3411

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 25, 2005, First Advantage Corporation, a Delaware corporation (the “Company”), entered into an acquisition agreement (the “Acquisition Agreement”) with The First American Corporation, a California corporation (“First American”), First American Real Estate Information Services, Inc., a California corporation (“FAREISI”), and First American Real Estate Solutions, LLC, a California limited liability company (“FARES”) (together, the “Sellers”), pursuant to which the Company agreed to purchase First American’s credit information segment (“CIG Business”) as well as its minority interest in DealerTrack Holdings, Inc., a Delaware corporation (“DealerTrack”).

The Company announced originally announced its intent to acquire First American’s CIG Business and DealerTrack interest in a press release issued on March 22, 2005, filed as Exhibit 99.1 to its Form 8-K filed with the SEC on March 23, 2005.

Pursuant to the Acquisition Agreement and certain ancillary agreements, upon the closing of the transaction, the Company will deliver 27,804,878 shares of Company Class B common stock, $570 million in the aggregate, based upon the agreed upon stock price of $20.50 per share. The Company will also issue 975,610 Class B shares to First American in a $20 million debt-to-equity conversion. An additional 1,268,292 shares of Company Class B common stock (valued at $26 million dollars) may be issued to First American and FARES as consideration for a prospective CIG acquisition. Further, if DealerTrack conducts an initial public offering of its common stock within twenty-four months from the closing, the Company shall pay First American an additional amount of Class B shares as consideration. The Company intends to issue these share in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated pursuant to the Securities Act of 1933. We believe that the issuance will be exempt from registration because First American, as a corporation with total assets in excess of $5,000,000, is an accredited investor and the transaction otherwise meets the requirements for exemption from registration.

Currently, First American is the Company’s largest shareholder and holds approximately 67 percent of the Company common stock, which will increase to approximately 79.9% percent following the initial closing of the transaction.

The Acquisition Agreement contains customary representations, warranties and covenants by each of the parties. The closing is subject to approval by a majority of its disinterested Class A stockholders as well as other customary closing conditions.

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission. Security holders of First Advantage and other investors are urged to read the proxy statement (including any amendments or supplements to the proxy statement) regarding the proposed transaction when they become available because they will contain important information about the Company and the proposed transaction. Security holders and investors will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to First Advantage Corporation at One Progress Plaza, Suite 2400, St. Petersburg, Florida 33701, Attn: Ken Chin, or at kchin@fadv.com. In addition, investors and security holders may access copies of the documents filed with the SEC by First Advantage at www.fadv.com.

The Company, First American and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. The interests of their respective directors and executive officers in the solicitations with respect to the transactions in particular will be more specifically set forth in the proxy statement filed with the SEC, which will be available free of charge as indicated above.

Certain statements made in this Form 8-K, including those related to the closing of the transaction and obtaining shareholder approval of such transaction, are forward-looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; consolidation among both companies’ significant customers and competitors; the companies’ continued abilities to identify and complete acquisitions and successfully integrate acquired businesses; the market price of First Advantage’s Class A common stock; First Advantage’s ability to successfully raise capital; increases in First Advantage’s expenses; unanticipated technological changes and requirements; First Advantage’s ability to identify suppliers of quality and cost-effective data, and other factors described in the Annual Report on Form 10-K for the year ended Dec. 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. First Advantage does not undertakes to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult First Advantage’s filings with the SEC, including its 2004 Report on Form 10-K, for a further discussion of these and other risks.

Item 3.02 Unregistered Sales of Equity Securities

As disclosed under Item 1.01 above, on May 25, 2005 the Company and the Sellers entered into the Acquisition Agreement pursuant to which the Company agreed to issue approximately 28 million shares of its Class B common shares to the Sellers in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated pursuant to the Securities Act of 1933. As noted in Item 1.01 above, the sale of these securities is subject to approval by a majority of the Company’s disinterested Class A stockholders as well as other customary closing conditions.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Joint Press Release between First Advantage Corporation and The First American Corporation announcing the execution of a material definitive agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and Chief Financial Officer

Dated: May 25, 2005